Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-226041 on Form S-8 of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of the SCANA Corporation 401(k) Retirement Savings Plan, appearing in this Annual Report on Form 11-K of the SCANA Corporation 401(k) Retirement Savings Plan for the year ended December 31, 2019.

/s/DELOITTE & TOUCHE LLP

Richmond, Virginia

June 26, 2020